Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2021 financial results

MANSFIELD, PENNSYLVANIA— July 23, 2021 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and six months ended June 30, 2021.

Highlights

•	The financial results of the Company continue to benefit from the acquisition of MidCoast Community Bancorp, Inc. that closed in the second quarter of 2020.

•
Net income was $15.1 million for the six months ended June 30, 2021, which is 53.1% higher than the net income for 2020’s comparable period. The effective tax rate for the six months ended June 30, 2021 was 16.9% compared to 16.4% in the comparable period in 2020.

•
Net income was $6.6 million for the three months ended June 30, 2021, which is 24.5% higher than the net income for 2020’s comparable period. The effective tax rate for the three months ended June 30, 2021 was 17.9% compared to 16.5% in the comparable period in 2020.

•	Net interest income before the provision for loan losses was $32.7 million for the six months ended June 30, 2021, an increase of $3.5 million, or 11.9%, over the same period a year ago.

•
Non-performing assets decreased $2.2 million from year end and $3.3 million since June 30, 2020 and totaled $10,942,000 as of June 30, 2021. As a percent of loans, non-performing assets totaled 0.77%, 0.93% and 1.04% as of June 30, 2021, December 31, 2020 and June 30, 2020.

•
Return on average equity for the three and six months (annualized) ended June 30, 2021 was 13.19% and 15.19% compared to 12.28% and 11.90% for the three and six months (annualized) ended June 30, 2020.

•
Return on average tangible equity for the three and six months (annualized) ended June 30, 2021 was 15.77% and 18.22% compared to 14.98% and 14.31% for the three and six months (annualized) ended June 30, 2020 (non-GAAP). (1)

•	Return on average assets for the three and six months (annualized) ended June 30, 2021 was 1.32% and 1.54% compared to 1.25% and 1.24% for the three and six months (annualized) ended June 30, 2020.

•
If the life insurance proceeds on a former employees are excluded, the return on average equity and average assets would be 14.03% and 1.42%, respectively, for six months (annualized) ended June 30, 2021 (non-GAAP). (1)

Covid 19 pandemic response and loan profile

•
During 2021, the Company continued to participate in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of June 30, 2021, 419 loans with a balance of $27.1 million remain outstanding under this program. From January 1, 2021 to June 30, 2021, we issued 388 loans with aggregate balances of $24.3 million. As of June 30, 2021, 44 loans that were issued under this program in 2020 remain outstanding and have a balance of $3.9 million. The loans earn interest at 1% per annum and the processing fee paid by the SBA will be accreted into income over the life of the loans. The SBA has issued guidance for forgiveness with a streamlined approach for loans of $150,000 or less. Of the PPP loans outstanding, 372 loans, or 88.8% of the remaining PPP loans, had an original balance less than $150,000. The outstanding balance for these 372 loans as of June 30, 2021 was approximately $11.4 million.

•
Under our COVID loan modification program, during 2021 we provided relief to 19 customers with outstanding balances of $26.7 million, which includes residential, commercial and agricultural customers. As of June 30, 2021, there was 1 commercial loan outstanding with a balance of $6.2 million that is under modified terms through August 2021.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels, restaurants, and amusement/theme parks represent a higher level of credit risk. At June 30, 2021, the Company had limited loan concentrations to these industries as follows:

o	Hotels/Motels - $70.9 million or 5.0% of outstanding loans
o	Restaurants - $26.7 million or 1.9% of outstanding loans
o	Amusement/Theme parks - $9.4 million, or 0.7% of outstanding loans

Six Months Ended June 30, 2021 Compared to 2020

•
For the six months ended June 30, 2021, net income totaled $15,110,000 which compares to net income of $9,869,000 for the first six months of 2020, an increase of $5,241,000 or 53.1%.  Basic earnings per share of $3.83 for the first six months of 2021 compares to $2.64 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2021 and 2020 was 15.19% and 11.90%, while annualized return on assets was 1.54% and 1.24%, respectively.

•
Net interest income before the provision for loan loss for the six months ended June 30, 2021 totaled $32,653,000 compared to $29,176,000 for the six months ended June 30, 2020, resulting in an increase of $3,477,000, or 11.9%.  Average interest earning assets increased $368.2 million for the six months ended June 30, 2021 compared to the same period last year, primarily due to the assets acquired as part of the MidCoast acquisition in the second quarter of 2020 being outstanding for the entire period of 2021. Average loans increased $204.5 million while average investment securities increased $75.5 million. The yield on interest earning assets decreased 60 basis points to 3.99%, while the cost of interest-bearing liabilities decreased 21 basis points to 0.53%. The yield on interest earning assets in 2020 benefitted approximately $600,000 or 10 basis points from the pay-off of a purchase credit impaired loan acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve rate cuts made in response to the COVID-19 pandemic in the first quarter of 2020. The tax effected net interest margin for the six months ended June 30, 2021 was 3.59% compared to 4.01% for the same period last year.

•
The provision for loan losses for the six months ended June 30, 2021 was $1,150,000 compared to $950,000 for the six months ended June 30, 2020, an increase of $200,000.  The increase in the provision is attributable to loans maturing that were acquired as part of the MidCoast acquisition, which were refinanced with the Company and are subject to the Company’s allowance calculation.

•
Total non-interest income was $6,941,000 for the six months ended June 30, 2021, which is $3,021,000 more than the non-interest income of $3,920,000 for the same period last year. The primary drivers were the earnings of bank owned life insurance, which increased $1,144,000 as the result of the passing of two former employees, gains on loans sold which increased $387,000 and an increase in equity security gains of $459,000 as a result of market performance. Other income increased $482,000 due to fee income on derivative transactions for customers.

•
Total non-interest expenses for the six months ended June 30, 2021 totaled $20,267,000 compared to $20,334,000 for the same period last year, which is a decrease of $67,000. The primary driver of the decrease was the merger and acquisition costs incurred in 2020 of $2,179,000 as a result of the MidCoast acquisition. Salary and benefit costs and occupancy costs increased compared to the same period in 2020 due to the additional headcount and branches acquired as part of the MidCoast acquisition.

•
The provision for income taxes increased $1,124,000 when comparing the six months ended June 30, 2021 to the same period in 2020 as a result of an increase in income before income tax of $6,365,000. The effective tax rate was 16.9% and 16.4% for the six months ended June 30, 2021 and 2020, respectively. It should be noted the earnings on bank owned life insurance are exempt from Federal income tax.

Second Quarter of 2021 Compared to the Second Quarter of 2020

•
For the three months ended June 30, 2021, net income totaled $6,647,000 which compares to net income of $5,338,000 for the comparable period of 2020, an increase of $1,309,000 or 24.5%.  Basic earnings per share of $1.69 for the three months ended June 30, 2021 compares to $1.37 for the 2020 comparable period. Annualized return on equity for the three months ended June 30, 2021 and 2020 was 13.19% and 12.28%, while annualized return on assets was 1.32% and 1.25%, respectively.

•
Net interest income before the provision for loan losses for the three months ended June 30, 2021 totaled $16,212,000 compared to $16,286,000 for the three months ended June 30, 2020, resulting in a decrease of $74,000. Average interest earning assets increased $301.5 million for the three months ended June 30, 2021 compared to the same period last year as a result of the  organic loan and deposit growth.  Average loans increased $117.5 million while average investment securities increased $92.2 million and average interest bearing cash holdings increased $93.1 million. The tax effected net interest margin for the three months ended June 30, 2021 was 3.46% compared to 4.15% for the same period last year, which was impacted by the decrease in the average yield on interest earning assets of 77 basis points to 3.85% of which 15 basis points was due to the $600,000 recognized on the payoff of the purchase impaired loan.

•
The provision for loan losses for the three months ended June 30, 2021 was $500,000, a $50,000 decrease to the comparable period in 2020. The decrease in the provision is attributable to the impact the COVID-19 pandemic had on the local and national economy in the second quarter of 2020.

•
Total non-interest income was $2,706,000 for the three months ended June 30, 2021, which is $637,000 more than the comparable period last year.  The primary drivers were service charges of $249,000 as a result of waiving fees in the second quarter of 2020 in response to the pandemic and brokerage and insurance commissions, which increased $157,000 due to growth in our south central Pennsylvania market. Other income increased due to $254,000 due to fee income on derivative transactions for customers.

•
Total non-interest expenses for the three months ended June 30, 2021 totaled $10,320,000 compared to $11,413,000 for the same period last year, which is a decrease of $1,093,000, or 9.6%. The primary driver of the decrease was the merger and acquisition costs of completing the MidCoast acquisition that totaled $1,803,000 in 2020. Salary and employee benefit costs increased $586,000 due to the additional salary and benefit costs of employees added as a result of the MidCoast acquisition, as well as merit increases for employees.

•
The provision for income taxes increased $397,000 when comparing the three months ended June 30, 2021 to the same period in 2020 as a result of an increase in income before income tax of $1,706,000.  The effective tax rate was 17.9% and 16.5% for the three months ended June 30, 2021 and 2020, respectively.

Balance Sheet and Other Information:

•
At June 30, 2021, total assets were $2.00 billion compared to $1.89 billion at December 31, 2020 and $1.80 billion at June 30, 2020. The loan to deposit ratio as of June 30, 2021 was 84.11% compared to 88.45% as of December 31, 2020 and 90.11% as of June 30, 2020.

•
Available for sale securities of $369.0 million at June 30, 2021 increased $73.8 million from December 31, 2020 and $96.6 million from June 30, 2020. The yield on the investment portfolio decreased from 2.78% to 2.07% on a tax equivalent basis due to securities purchased at a discount that were called in the first quarter of 2020 and purchases made in a lower rate environment in the second half of 2020 and the first half of 2021.

•
Net loans as of June 30, 2021 totaled $1.40 billion and increased $8.7 million from December 31, 2020 as a result of organic growth in the Delaware market offset by PPP forgiveness and a decrease in student loan balances.

•
The allowance for loan losses totaled $16,931,000 at June 30, 2021 which is an increase of $1,116,000 from December 31, 2020.  The increase is due to recording a provision for loan losses of $1,150,000 and recoveries of $108,000, offset by charge-offs of $142,000. The allowance as a percent of total loans was 1.20% as of June 30, 2021 and 1.13% as of December 31, 2020.

•
Deposits increased $93.5 million from December 31, 2020, to $1.68 billion at June 30, 2021, primarily due to customers holding more cash due to the pandemic and government stimulus funds provided to customers. Brokered CD’s decreased $23.8 million.  Non-interest-bearing deposits increased $35.7 million due to the PPP program and additional cash holdings by customers.

•
Stockholders’ equity totaled $204.4 million at June 30, 2021, compared to $194.3 million at December 31, 2020, an increase of $10.2 million. The increase was attributable to net income for the six months ended June 30, 2021 totaling $15.1 million, offset by cash dividends totaling $3.7 million and net treasury stock activity of $493,000.  As a result of changes in interest rates impacting the fair value of investment securities and derivative instruments, accumulated other comprehensive income, decreased $1.0 million from December 31, 2020.

Dividend Declared

On June 1, 2021, the Board of Directors declared a cash dividend of $0.465 per share, which was paid on June 25, 2021 to shareholders of record at the close of business on June 11, 2021. This quarterly cash dividend is an increase of 3.20% over the regular cash dividend of $0.446 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2021.  The Board declared a 1% stock dividend, payable on June 25, 2021 to shareholders of record at the close of business on June 11, 2021.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Income and Performance Ratios
Net Income	$6,647	$5,338	$15,110	$9,869
Return on average assets (annualized)	1.32%	1.25%	1.54%	1.24%
Return on average equity (annualized)	13.19%	12.28%	15.19%	11.90%
Return on average tangible equity (annualized) (a)	15.77%	14.98%	18.22%	14.31%
Net interest margin (tax equivalent)(a)	3.46%	4.15%	3.59%	4.01%
Earnings per share - basic (b)	$1.69	$1.37	$3.83	$2.64
Earnings per share - diluted (b)	$1.69	$1.37	$3.83	$2.64
Cash dividends paid per share (b)	$0.460	$0.446	$0.920	$0.989
Number of shares used in computation - basic (b)	3,944,488	3,883,734	3,946,184	3,737,759
Number of shares used in computation - diluted (b)	3,944,560	3,884,763	3,946,219	3,738,273

Asset quality
Allowance for loan and lease losses	$16,931	$14,827
Non-performing assets	$10,942	$14,200
Allowance for loan and lease losses/total loans	1.20%	1.09%
Non-performing assets to total loans	0.77%	1.04%
Annualized net charge-offs (recoveries) to total loans	0.04%	(0.01%)	0.00%	(0.01%)

Equity
Book value per share (b)	$51.32	$45.45
Tangible Book value per share (a) (b)	$42.95	$37.18
Market Value (Last reported trade of month)	$63.00	$49.75
Common shares outstanding	3,951,573	3,925,745

Other
Average Full Time Equivalent Employees	295.4	283.3
Loan to Deposit Ratio	84.11%	90.11%
Trust assets under management	$155,394	$129,507
Brokerage assets under management	$262,158	$212,636

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2021	2020	2020

Assets	$2,003,300	$1,891,674	$1,800,116
Investment securities	371,150	297,120	273,063
Loans (net of unearned income)	1,415,109	1,405,281	1,363,633
Allowance for loan losses	16,931	15,815	14,827
Deposits	1,682,387	1,588,858	1,513,284
Stockholders' Equity	204,419	194,259	183,095

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands except share data)	2021	2020	2020
ASSETS:
Cash and due from banks:
Noninterest-bearing	$17,403	$16,374	$19,543
Interest-bearing	90,791	52,333	19,487
Total cash and cash equivalents	108,194	68,707	39,030

Interest bearing time deposits with other banks	12,266	13,758	14,256

Equity securities	2,148	1,931	703

Available-for-sale securities	369,002	295,189	272,360

Loans held for sale	5,282	14,640	17,468

Loans (net of allowance for loan losses: $16,931 at June 30, 2021;
$15,815 at December 31, 2020 and $14,827 at June 30, 2020)	1,398,178	1,389,466	1,348,806

Premises and equipment	17,243	16,948	17,832
Accrued interest receivable	5,564	5,998	5,950
Goodwill	31,376	31,376	31,376
Bank owned life insurance	30,353	32,589	32,228
Other intangibles	1,705	1,668	1,421
Other assets	21,989	19,404	18,686

TOTAL ASSETS	$2,003,300	$1,891,674	$1,800,116

LIABILITIES:
Deposits:
Noninterest-bearing	$339,414	$303,762	$278,612
Interest-bearing	1,342,973	1,285,096	1,234,672
Total deposits	1,682,387	1,588,858	1,513,284
Borrowed funds	97,830	88,838	85,135
Accrued interest payable	789	1,017	888
Other liabilities	17,875	18,702	17,714
TOTAL LIABILITIES	1,798,881	1,697,415	1,617,021
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2021 or 2020	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2021, December 31, 2020 and
June 30, 2020: issued 4,388,901 at June 30, 2021 and 4,350,342 at December 31, 2020 and
June 30, 2020	4,389	4,350	4,350
Additional paid-in capital	78,412	75,908	75,863
Retained earnings	135,714	126,627	115,000
Accumulated other comprehensive income	1,610	2,587	2,907
Treasury stock, at cost: 437,328 at June 30, 2021 and 428,492 shares
at December 31, 2020 and 424,597 shares at June 30, 2020	(15,706)	(15,213)	(15,025)
TOTAL STOCKHOLDERS' EQUITY	204,419	194,259	183,095
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,003,300	$1,891,674	$1,800,116

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2021	2020	2021	2020
INTEREST INCOME:
Interest and fees on loans	$16,370	$16,407	$33,064	$30,045
Interest-bearing deposits with banks	111	97	217	192
Investment securities:
Taxable	941	1,126	1,791	2,233
Nontaxable	547	463	1,091	852
Dividends	106	67	207	177
TOTAL INTEREST INCOME	18,075	18,160	36,370	33,499
INTEREST EXPENSE:
Deposits	1,525	1,657	3,123	3,644
Borrowed funds	338	217	594	679
TOTAL INTEREST EXPENSE	1,863	1,874	3,717	4,323
NET INTEREST INCOME	16,212	16,286	32,653	29,176
Provision for loan losses	500	550	1,150	950
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,712	15,736	31,503	28,226
NON-INTEREST INCOME:
Service charges	1,163	914	2,269	1,995
Trust	185	145	492	343
Brokerage and insurance	406	249	782	589
Gains on loans sold	311	260	814	427
Equity security gains (losses), net	29	11	216	(243)
Available for sale security gains, net	-	117	50	117
Earnings on bank owned life insurance	163	178	1,478	334
Other	449	195	840	358
TOTAL NON-INTEREST INCOME	2,706	2,069	6,941	3,920
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,481	5,895	12,744	11,309
Occupancy	711	651	1,494	1,177
Furniture and equipment	141	189	284	320
Professional fees	395	438	843	763
FDIC insurance expense	129	135	258	206
Pennsylvania shares tax	178	259	517	534
Amortization of intangibles	49	55	98	105
Merger and acquisition	-	1,803	-	2,179
Software expenses	354	246	667	493
ORE expenses	167	159	253	191
Other	1,715	1,583	3,109	3,057
TOTAL NON-INTEREST EXPENSES	10,320	11,413	20,267	20,334
Income before provision for income taxes	8,098	6,392	18,177	11,812
Provision for income taxes	1,451	1,054	3,067	1,943
NET INCOME	$6,647	$5,338	$15,110	$9,869

PER COMMON SHARE DATA:
Net Income - Basic	$1.69	$1.37	$3.83	$2.64
Net Income - Diluted	$1.69	$1.37	$3.83	$2.64
Cash Dividends Paid	$0.460	$0.446	$0.920	$0.989

Number of shares used in computation - basic	3,944,488	3,883,734	3,946,184	3,737,759
Number of shares used in computation - diluted	3,944,560	3,884,763	3,946,219	3,738,273

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2021	2021	2020	2020	2020
Interest income	$18,075	$18,295	$18,411	$18,386	$18,160
Interest expense	1,863	1,854	1,866	1,916	1,874
Net interest income	16,212	16,441	16,545	16,470	16,286
Provision for loan losses	500	650	900	550	550
Net interest income after provision for loan losses	15,712	15,791	15,645	15,920	15,736
Non-interest income	2,677	3,998	3,726	3,386	1,941
Investment securities gains (losses), net	29	237	238	152	128
Non-interest expenses	10,320	9,947	10,821	9,692	11,413
Income before provision for income taxes	8,098	10,079	8,788	9,766	6,392
Provision for income taxes	1,451	1,616	1,561	1,759	1,054
Net income	$6,647	$8,463	$7,227	$8,007	$5,338
Earnings Per Share Basic	$1.69	$2.14	$1.83	$2.02	$1.37
Earnings Per Share Diluted	$1.69	$2.14	$1.83	$2.02	$1.37

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	121,319	28	0.09	28,182	5	0.07
Interest bearing time deposits at banks	13,016	83	2.59	14,385	92	2.57
Investment securities	352,499	1,740	1.97	260,281	1,780	2.74
Loans: (2)(3)(4)
Residential mortgage loans	202,537	2,494	4.94	213,780	2,800	5.27
Construction loans	50,807	521	4.11	30,296	373	4.95
Commercial Loans	738,136	8,875	4.82	599,800	8,276	5.55
Agricultural Loans	351,660	3,763	4.29	356,166	4,012	4.53
Loans to state & political subdivisions	52,934	470	3.56	90,491	898	3.99
Other loans	25,567	335	5.26	13,572	223	6.91
Loans, net of discount (2)(3)(4)	1,421,641	16,458	4.64	1,304,105	16,582	5.11
Total interest-earning assets	1,908,475	18,309	3.85	1,606,953	18,459	4.62
Cash and due from banks	6,757			9,319
Bank premises and equipment	17,371			17,584
Other assets	75,575			79,001
Total non-interest earning assets	99,703			105,904
Total assets	2,008,178			1,712,857
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	462,299	383	0.33	383,985	257	0.27
Savings accounts	289,328	85	0.12	240,116	107	0.18
Money market accounts	247,606	164	0.27	197,742	202	0.41
Certificates of deposit	355,292	893	1.01	354,759	1,091	1.24
Total interest-bearing deposits	1,354,525	1,525	0.45	1,176,602	1,657	0.57
Other borrowed funds	95,166	338	1.42	84,092	217	1.04
Total interest-bearing liabilities	1,449,691	1,863	0.52	1,260,694	1,874	0.60
Demand deposits	339,896			261,839
Other liabilities	16,977			16,471
Total non-interest-bearing liabilities	356,873			278,310
Stockholders' equity	201,614			173,853
Total liabilities & stockholders' equity	2,008,178			1,712,857
Net interest income		16,446			16,585
Net interest spread (5)			3.33%			4.02%
Net interest income as a percentage
of average interest-earning assets			3.46%			4.15%
Ratio of interest-earning assets
to interest-bearing liabilities			132%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2021			2020
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	108,196	46	0.09	19,013	9	0.10
Interest bearing time deposits at banks	13,371	171	2.58	14,329	183	2.57
Investment securities	326,849	3,379	2.07	251,365	3,489	2.78
Loans: (2)(3)(4)
Residential mortgage loans	203,235	5,047	5.01	214,809	5,643	5.28
Construction loans	44,595	931	4.21	24,011	596	4.99
Commercial Loans	726,077	17,938	4.98	507,490	13,809	5.47
Agricultural Loans	355,094	7,593	4.31	358,173	8,124	4.56
Loans to state & political subdivisions	57,698	1,068	3.73	92,306	1,837	4.00
Other loans	26,083	682	5.27	11,517	395	6.90
Loans, net of discount (2)(3)(4)	1,412,782	33,259	4.75	1,208,306	30,404	5.06
Total interest-earning assets	1,861,198	36,855	3.99	1,493,013	34,085	4.59
Cash and due from banks	6,569			7,791
Bank premises and equipment	17,188			16,823
Other assets	78,055			67,847
Total non-interest earning assets	101,812			92,461
Total assets	1,963,010			1,585,474
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	442,328	703	0.32	358,026	694	0.39
Savings accounts	278,848	175	0.13	233,050	291	0.25
Money market accounts	243,221	339	0.28	186,018	595	0.64
Certificates of deposit	367,971	1,906	1.04	308,019	2,064	0.35
Total interest-bearing deposits	1,332,368	3,123	0.47	1,085,113	3,644	0.68
Other borrowed funds	90,721	594	1.32	88,971	679	1.53
Total interest-bearing liabilities	1,423,089	3,717	0.53	1,174,084	4,323	0.74
Demand deposits	323,229			229,221
Other liabilities	17,775			16,277
Total non-interest-bearing liabilities	341,004			245,498
Stockholders' equity	198,917			165,892
Total liabilities & stockholders' equity	1,963,010			1,585,474
Net interest income		33,138			29,762
Net interest spread (5)			3.46%			3.85%
Net interest income as a percentage
of average interest-earning assets			3.59%			4.01%
Ratio of interest-earning assets
to interest-bearing liabilities			131%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2021 and 2020. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Real estate:
Residential	$202,171	$203,273	$201,911	$208,084	$210,789
Commercial	641,633	605,547	596,255	535,456	513,598
Agricultural	310,274	315,313	315,158	310,702	313,136
Construction	63,065	42,651	35,404	28,656	31,744
Consumer	8,684	26,181	30,277	30,625	30,973
Other commercial loans	104,349	109,168	114,169	129,731	132,503
Other agricultural loans	33,720	41,378	48,779	40,790	44,912
State & political subdivision loans	51,213	60,890	63,328	81,835	85,978
Total loans	1,415,109	1,404,401	1,405,281	1,365,879	1,363,633
Less: allowance for loan losses	16,931	16,560	15,815	15,169	14,827
Net loans	$1,398,178	$1,387,841	$1,389,466	$1,350,710	$1,348,806

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$1,495	$2,383	$4,120	$3,449	$4,986

Non-accrual loans	$9,082	$10,680	$10,732	$11,711	$10,693
Loans past due 90 days or more and accruing	49	478	525	1,194	654
Non-performing loans	$9,131	$11,158	$11,257	$12,905	$11,347
OREO	1,811	1,720	1,836	2,726	2,853
Total Non-performing assets	$10,942	$12,878	$13,093	$15,631	$14,200

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2021	2021	2020	2020	2020
Balance, beginning of period	$16,560	$15,815	$15,169	$14,827	$14,247
Charge-offs	(138)	(4)	(276)	(237)	(10)
Recoveries	9	99	22	29	40
Net (charge-offs) recoveries	(129)	95	(254)	(208)	30
Provision for loan losses	500	650	900	550	550
Balance, end of period	$16,931	$16,560	$15,815	$15,169	$14,827

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30
	2021	2020
Tangible Equity
Stockholders Equity - GAAP	$204,419	$183,095
Accumulated other comprehensive income	(1,610)	(2,907)
Intangible Assets	(33,081)	(32,797)
Tangible Equity - Non-GAAP	169,728	147,391
Shares outstanding adjusted for June 2021 stock Dividend	3,951,573	3,964,304
Tangible Book value per share (a)	$42.95	$37.18

	As of
	June 30
	2021	2020
Tangible Equity per share
Stockholders Equity per share - GAAP	$51.73	$46.18
Adjustments for accumulated other comprehensive income	(0.41)	(0.73)
Book value per share	51.32	45.45
Adjustments for intangible assets	(8.37)	(8.27)
Tangible Book value per share - Non-GAAP	$42.95	$37.18

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$203,023	$176,397	$200,832	$167,151
Average Accumulated Other Comprehensive income	(1,409)	(2,544)	(1,915)	(1,259)
Average Intangible Assets	(33,027)	(31,265)	(33,012)	(27,934)
Average Tangible Equity - Non-GAAP	168,587	142,588	165,905	137,958
Net Income	$6,647	5,338	$15,110	$9,869
Annualized Return on Average Tangible Equity	15.77%	14.98%	18.22%	14.31%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
Return on Average Assets and Equity Excluding BOLI Death Benefits	2021	2020	2021	2020
Net Income	$6,647	$5,338	$15,110	$9,869
BOLI death benefits	-	-	1,155	-
Net Income excluding merger and acquisition costs	$6,647	$5,338	$13,955	$9,869
Average Assets	2,008,178	1,712,857	1,963,010	1,585,474
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.32%	1.25%	1.42%	1.24%

Average Stockholders Equity - GAAP	$201,614	$173,853	$198,917	$165,892
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	13.19%	12.28%	14.03%	11.90%

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
Reconciliation of net interest income on fully taxable equivalent basis	2021	2020	2021	2020
Total interest income	$18,075	$18,160	$36,370	$33,499
Total interest expense	1,863	1,874	3,717	4,323
Net interest income	16,212	16,286	32,653	29,176
Tax equivalent adjustment	234	299	485	586
Net interest income (fully taxable equivalent)	$16,446	$16,585	$33,138	$29,762